UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

January 7, 2003

Date of Report (date of earliest event reported)

ASIA PREMIUM TELEVISION GROUP, INC

(FORMERLY GTM HOLDINGS, INC)

Exact name of registrant as specified in its charter

Nevada	033-33263	62-1407521
State of Incorporation	Commission File Number	IRS Employer

Shui on Centre 34th Floor, 628 Harbour Road, Wan Chai, Hong Kong

Address of Principle Executive Office, Including Zip Code

(852) 2915-2100

Registrant's Telephone Number, Including Area Code

Item 2

Acquisition or Disposition of Assets

As reported in Form 8-K, on November 6, 2002, the Company on October 22, 2002 entered into a Common Stock Purchase agreement with Asia East Investments Limited and with Sun Media Group Holdings Limited and a Common Stock and Asset Purchase Agreement with American Overseas Investment Co Ltd, American Overseas Real Estate Investment Company Limited, Hong Kong Pride Investment Ltd and with Mr. William A. Fisher. The final payment of $250,000 to complete the transaction was to have occurred on December 6, 2002 but was postponed. On December 23, 2002, the Company received the final payment, which completed the transaction as described in the Common Stock Purchase Agreements that were included as Exhibit 9.91, 99.2, 99.3 in the previously filed 8-K on November 6, 2002.

Item 7

Financial Statements and Exhibits

(a) Financial statements of businesses acquired. The financial statements will be filed within 60 days of the filing of this report.

(b) Pro forma financial information. Pro forma financial information will be filed within 60 days of the filing of this report.

(c) Exhibits. A copy of the following document is included as an exhibit to this report pursuant to Item 601 of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

By: /s/ William A. Fisher

William A. Fisher

President

Date: January 7, 2003